SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $1,184,839.32
B Recoveries this period relating to Defaulted Recvbles $2,585.97 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $38,599.27
E Interest earnings this period on Certificate Account
  balances                                            $31,288.23
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $45,430.96
G Investment Earnings on the cash collateral account depos
  deposit                                             $57,678.54

1 TOTAL REVENUES                                   $1,360,422.29

H Certificateholder Interest                         $776,750.33
I Defaulted Receivables this period                  $243,025.83
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period
M Servicing Fee this period                          $129,801.39
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $36,922.43
P Loan Fee on Loan                                     $5,234.75

2 TOTAL EXPENSES                                    $1,191,984.73

3 EXCESS SPREAD                                      $ 168,437.56
Q Pool Balance on first day of related Collection
  Period                                         $155,761,665.55


  EXCESS SPREAD PERCENTAGE                                 1.30%

  Three month average Excess Spread Percentage             1.98%
  Six month average Excess Spread Percentage               2.13%












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 CONTRACTS

 R # of contracts on first day of Collection Period      17,481
 S # scheduled pay off
 T # prepayment in full                                     509
 U Defaulted contracts                                       40

 4 # of contracts on last day of Collection Period       16,932


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $155,761,665.55
 W Scheduled principal received this period
 X Principal repayments received this period        $6,966,016.62
 Y Defaulted receivables this period                   $162,374.58

 5 Pool Balance on last day of related Collection
 Period                                          $148,633,274.35


   OTHER DATA

 Weighted average original term of remaining contracts   57.36
 Weighted average remaining term of remaining contracts  36.85
 Weighted average APR of remaining contracts             9.70%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $145,373,646.02       97.81%           16,570
  30-59 days   $  1,636,605.73         1.10%              182
  60-89 days        469,601.66          0.32%               47
  90-119 days       295,083.02         0.20%               37
 120-149 days       204,414.32         0.14%               30
 150-179 days       216,730.47         0.15%               22
 180+days           437,193.13         0.29%               44

  TOTAL        $148,633,274.35       100.00%          16,932